Exhibit 23.6

Tel – Aviv, 29 March , 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3,( File No. 333-140968 , File No. 333-140969 and , File No. 333-140974) of our report dated February 24, 2005 relating to the financial statements of Epsilon Investment House LTD. which appears in this Form 10-K of Ampal – American Israel Corporation.

Kost Forer Gabbay & Kasierer A member of Ernst & Young Global